                                   EXHIBIT 9

                             JOINT FILING AGREEMENT
                             ----------------------

        In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock of beneficial interest, par value $.01 per share (the "Shares"), of The Fortress Group, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 25th day of August 1997.

                              PROMETHEUS HOMEBUILDERS LLC
                              By:  Prometheus Homebuilders Funding Corp.,
                                    as sole member



                              By: /s/ Murry N. Gunty
                                  -----------------------------------
                                    Name:  Murry N. Gunty
                                    Title: Secretary and Treasurer


                              PROMETHEUS HOMEBUILDERS FUNDING CORP.



                              By: /s/ Murry N. Gunty
                                  -----------------------------------
                                    Name:  Murry N. Gunty
                                    Title: Secretary and Treasurer